Exhibit 99.1

Vireo Health Announces Fourth Quarter and Full Year 2020 Financial Results

– Full year GAAP revenue of $49.2 million increased 64% compared to full year 2019 –

– Q4 GAAP revenue increased 38% YoY and 46% excluding former Pennsylvania subsidiaries –

– Continued margin expansion reflects improved operating efficiencies across core markets –

– Incremental expansion projects in Arizona and Maryland scheduled to begin in second quarter –

– Potential reform in Company’s regulatory jurisdictions could accelerate revenue growth –

MINNEAPOLIS – March 25, 2021 – Vireo Health International, Inc. ("Vireo" or the "Company") (CSE: VREO; OTCQX: VREOF), the leading physician-led, science-focused multi-state cannabis company, today reported financial results for its fourth quarter and full year ended December 31, 2020. All currency figures referenced in this press release reflect U.S. dollar amounts.

“Our fourth-quarter results continued to demonstrate good organic revenue growth trends, and we’re pleased to see improving consistency in margins as we benefit from recent initiatives to increase scale and achieve greater efficiency in operations,” said Chairman and Chief Executive Officer, Kyle Kingsley, M.D. “We spent most of 2020 focused on executing our core market strategy and positioning our portfolio of early-stage medical markets for profitable growth, and we expect that performance in fiscal year 2021 will highlight the strong upside potential we see in our business.”

Dr. Kingsley continued, “We have a healthy balance sheet and completed several expansion projects recently that should help drive stronger results, and we’re encouraged by progress toward policy reforms, which could significantly improve the overall trajectory of our performance. The improving regulatory climate at local and federal levels has given us confidence to continue making growth investments, and we plan to begin construction in early Q2 on incremental expansions of cultivation capacity at our facilities in Arizona and Maryland in addition to our ongoing initiatives to expand our retail dispensary footprint.”

Summary of Key Financial Metrics

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
US $ in millions	2020	2019	Variance	2020	2019	Variance
GAAP Revenue	$12.4	$9.0	38%	$49.2	$30.0	64%
Revenue (excl. former Pennsylvania subsidiaries)	$11.5	$7.9	46%	$42.2	$27.0	57%
GAAP Gross Profit	$5.3	$1.3	303%	$17.1	$7.3	133%
Gross Profit Margin	42.7%	14.6%	2,810 bps	34.8%	24.5%	1,030 bps
SG&A Expenses	$6.7	$9.2	-27%	$26.4	$25.0	5%
SG&A Expenses (% of Sales)	53.9%	102.2%	-4,830 bps	53.6%	83.6%	-3,000 bps
Adjusted EBITDA (non-GAAP)	$0.1	$(7.3)	NM	$(5.2)	$(16.9)	NM
Adjusted EBITDA Margin (non-GAAP)	0.9%	(81.1%)	8,200 bps	(10.6%)	(56.4%)	4,580 bps

Full Year 2020 Business Highlights

•	Total revenue of $49.2 million increased 64.3 percent year-over-year, driven by organic growth and the successful execution of management’s core market strategies during the year. Excluding results from the Company’s former subsidiaries in Pennsylvania, revenue increased 57.0 percent to $42.2 million.

•	Gross profit increased by $9.8 million to $17.1 million, or 34.8 percent of sales as compared to $7.3 million, or 24.5 percent of sales in fiscal year 2019.

•	During the year, the Company completed the expansion of its Green Goods™ retail stores in the state of Minnesota. All eight of Vireo’s dispensary licenses in the state of Minnesota are now operational.

•	The Company opened 4 new Green Goods™ dispensaries in fiscal year 2020 and ended the year with 15 operational dispensaries across its nationwide operating footprint.

•	During the year, the Company divested its former subsidiaries in the state of Pennsylvania for total consideration of $26.0 million, including $21.2 million in cash. The Company utilized a portion of these proceeds to invest in more attractive opportunities in the Arizona and Maryland markets.

•	The Company ended fiscal year 2020 with $25.5 million in cash on its balance sheet.

Fourth Quarter 2020 Financial Summary

Total revenue, including the Company’s former subsidiaries in Pennsylvania, was $12.4 million in the fourth quarter, an increase of 37.9 percent as compared to Q4 2019. Excluding contributions from Pennsylvania, revenue increased 46.0 percent to $11.5 million. Retail revenue excluding Pennsylvania increased approximately 39.3 percent to $9.1 million in Q4 2020 and reflected growth in each market. Wholesale revenue excluding Pennsylvania increased by 78.6 percent to $2.4 million, driven by strong growth in the Arizona and Maryland markets.

Gross profit was $5.3 million, or 42.6 percent of revenue, as compared to gross profit of $1.3 million or 14.6 percent of revenue in the same period last year. The improvement in gross profit compared to the prior year was driven by higher unit volumes across all markets, which resulted in lower fixed production costs per unit, especially in the Maryland wholesale channel, which was operating below normalized capacity utilization rates in 2019.

Total operating expenses in the fourth quarter were $7.5 million, an improvement of $3.7 million or 33.0 percent as compared to $11.2 million in the fourth quarter of 2019. The reduction in operating expenses was primarily attributable to a reduction in share-based compensation expenses, lower salaries and wages, and a one-time adjustment related to inventory costing of labor in the prior-year quarter, partially offset by higher depreciation costs related to expanded operations. Excluding depreciation and share-based compensation, operating expenses in the fourth quarter of 2020 were $6.7 million, or 53.9 percent of sales, as compared to $9.2 million or 102.2 percent of sales in the fourth quarter of 2019.

Total other income was $2.0 million during Q4 2020, a favorable variance of $32.1 million compared to total other expense of $30.2 million in Q4 2019. This favorable variance is primarily attributable to an intangible asset impairment charge of $28.3 million in the prior-year quarter to reflect changing market valuations of cannabis businesses at that time, and a gain of $3.8 million on the divestiture of the Company’s former Pennsylvania Dispensary Solutions subsidiary in Q4 2020, partially offset by a loss on derivative liability of $1.2 million.

EBITDA, as described in accompanying disclosures and footnotes, was a gain of $1.2 million during Q4 2020, compared to a loss of $38.5 million in Q4 2019. Adjusted EBITDA was $112,652 in Q4 2020, as compared to a loss of $7.3 million in Q4 2019. Please refer to the Supplemental Information and Reconciliation of Non-GAAP Financial Measures at the end of this press release for additional information.

Net loss in Q4 2020 was $2.3 million, as compared to a net loss of $39.5 million in Q4 2019. The favorable improvement in net loss was primarily the result of the non-recurrence of one-time impairment charges in the prior-year quarter, as well as improved revenue growth and efficiency of operations.

Subsequent Events

On January 7, 2021, the Company announced that it closed on its previously disclosed purchase of four cannabis licenses in the state of Nevada. These licenses allow for the cultivation and production of cannabis products for both medical and adult-use purposes.

In March 2021, the Company completed and received regulatory approval of its 110,000 sq. ft. cultivation facility in Massey, Maryland, and opened its first retail dispensary in Maryland in the City of Frederick which brought its total number of operational dispensaries to 16.

On March 25, 2021, the Company expects to close on the first tranche of the previously announced senior secured, delayed draw term loan with Chicago Atlantic Group, an affiliate of Green Ivy Capital, and a group of lenders. The first tranche of $23.5 million, net of fees and closing costs, will be utilized to support the Company’s ongoing growth initiatives and working capital requirements.

Transition from IFRS to U.S. GAAP Reporting

The Company recently became a U.S. reporting company and registrant with the U.S. Securities and Exchange Commission. Vireo now presents its financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”), rather than International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. Company incurred one-time expenses and professional fees related to this transition of approximately $0.5 million during the fourth quarter.

Balance Sheet and Liquidity

As of December 31, 2020, the Company had 113,016,459 equity shares issued and outstanding on an as-converted basis, and 157,274,493 shares outstanding on an as-converted, fully diluted basis.

As of December 31, 2020, total current assets were $47.0 million, including cash on hand of $25.5 million, excluding the expected proceeds of the first tranche of the previously disclosed credit facility. Total current liabilities were $19.9 million, with $1.1 million in debt due within 12 months.

Outlook Commentary

Given near-term uncertainties related to the timing and outcome of certain regulatory developments in several of its markets, the Company has not provided quantitative commentary regarding its revenue or profitability outlook for 2021. However, Vireo anticipates growth investments made in fiscal year 2020 and continued execution of its core market strategy will yield organic revenue growth for the foreseeable future. Stronger revenue growth, coupled with expectations for reduced SG&A expenses as a percentage of sales, should substantially reduce cash outflows from existing operations throughout 2021. Recent efforts to scale production and expand the Company’s retail dispensary footprint could also help drive improved financial performance through fiscal year 2022.

There is potential for several favorable regulatory developments across Vireo’s state-based operating footprint in the near-term. Following the recent enactment of the adult-use program in Arizona, Vireo’s markets in Maryland, New Mexico and New York could all potentially enact adult-use legislation this year, and Minnesota could begin to allow the sale of raw cannabis flower within its medical program. Each of these outcomes could serve as a significant revenue growth catalyst for Vireo’s business.

The Company expects to open two additional retail dispensaries in New Mexico during the second quarter of 2021, and continue its ongoing initiative to rebrand its retail stores in New York to its Green Goods™ store concept.

Vireo anticipates making further investments to improve scale with additional facility build outs during fiscal year 2021. Specifically, the Company expects to begin incremental expansion projects of its cultivation facilities in Arizona and Maryland during the second quarter. In Arizona, the Company expects to invest approximately $3.0 million for the development of a dry-flower processing facility and a second nine-acre shade house adjacent to its existing operations, bringing the total size of its cultivation facilities in the state to approximately 18 acres. In Maryland, the Company expects to invest approximately $6.0 million for the development of an additional 75,000 sq. ft. of cultivation capacity at its existing 110,000 sq. ft. facility in the town of Massey. Both of these projects are expected to be complete before the end of the third quarter of 2021.

Conference Call and Webcast Information

Vireo Health management will host a conference call with research analysts today, Thursday, March 25, 2021 at 8:30 a.m. ET (7:30 a.m. CT) to discuss its financial results for its fourth quarter and full year ended December 31, 2020. Interested parties may register to attend the conference call via the following link: http://www.directeventreg.com/registration/event/7871948.

Upon registration, each participant will be provided with call details and a registrant ID for Vireo's conference ID number 7871948. A live audio webcast of this event will also be available in the Events & Presentations section of the Company’s Investor Relations website at https://investors.vireohealth.com and will be archived for one year.

About Vireo Health International, Inc.

Vireo Health International, Inc. is a physician-led cannabis company focused on bringing the best of technology, science, and engineering to the cannabis industry. Vireo manufactures proprietary, branded cannabis products in environmentally friendly facilities, state-of-the-art cultivation sites and distributes its products through its growing network of Green Goods™ and other retail locations and third-party dispensaries. Vireo's team of more than 400 employees, led by scientists, engineers, and cultivation experts, is focused on efficiency and the creation of best-in-class products, while driving scientific innovation within the cannabis industry and developing meaningful intellectual property. Today, Vireo is licensed to grow, process, and/or distribute cannabis in nine markets and operates 16 dispensaries nationwide. For more information about Vireo Health, please visit www.vireohealth.com.

Additional Information

Additional information relating to the Company’s fourth quarter and full year 2020 results will be available on EDGAR and SEDAR no later than March 31, 2021. Vireo refers to certain non-GAAP and non-IFRS financial measures such as adjusted net income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and adjusted EBITDA (defined as earnings before interest, taxes, depreciation, amortization, less certain non-cash equity compensation expense, one-time transactions, and other non-recurring non-cash items. These measures do not have any standardized meaning and may not be comparable to similar measures presented by other issuers. Please see the Supplemental Information and Reconciliation of Non-GAAP Financial Measures at the end of this news release for more detailed information regarding non-GAAP financial measures.

Contact Information

Investor Inquiries: Sam Gibbons Vice President, Investor Relations samgibbons@vireohealth.com (612) 314-8995	Media Inquiries: Albe Zakes Vice President, Corporate Communications albezakes@vireohealth.com (267) 221-4800

Forward-Looking Statement Disclosure

This press release contains "forward-looking information" within the meaning of applicable United States and Canadian securities legislation. To the extent any forward-looking information in this press release constitutes “financial outlooks” within the meaning of applicable United States or Canadian securities laws, such information is being provided as preliminary financial results and the reader is cautioned that this information may not be appropriate for any other purpose and the reader should not place undue reliance on such financial outlooks. Forward-looking information contained in this press release may be identified by the use of words such as “potential,” “could,” “will,” “should,” “encouraged,”
“improving,” “trajectory,” “continue,” “plan,” “initiative,” “strategy,” “strategies,” “outlook,” “anticipates,” “foreseeable,” “future,” “expects,” “may,” “believe,” “should,” “seek,” “objective,” “appear,” “likely,” “appear,” “poised,” “might,” “perhaps,” “would,” “feel,” “look,” “expecting,” “opportunities,” “strategic,” “hope,” “initiatives,” and “expectations” or variations of such words and phrases. Forward-looking information may include, without limitation, statements regarding the operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies and outlook of Vireo, and includes statements about, among other things, the value of assets, the amount of liabilities, the designation of certain businesses or assets as “core” or “non-core,” decisions about allocation of capital and other resources, future developments, the future operations, potential market opportunities and potential regulatory reform including the potential effects of the approval of adult-use cannabis in one or more markets, strengths and strategy of the Company. Forward-looking information is provided for the purpose of presenting information about management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. These statements should not be read as guarantees of future performance or results. Forward-looking information includes statements with respect to the opportunities for the Company to leverage increasing scale to improve sales growth and operating performance; the anticipation that the medical-only state markets in which the Company’s subsidiaries operate could enact adult-use legislation over the near-to mid-term future; the anticipated benefits of strategic initiatives; improvement to unit economics; expansion of retail dispensaries in key markets; the expectation that such expansion will drive stronger revenue growth, operating margins and free cash flow; and updates on actual and proposed development initiatives, including estimates of the timing of completion of such initiatives. Forward-looking information includes both known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company or its subsidiaries to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements or information contained in this press release. Financial outlooks, as with forward-looking information generally, are, without limitation, based on the assumptions and subject to various risks as set out herein. Our actual financial position and results of operations may differ materially from management’s current expectations and, as a result, our revenue and cash on hand may differ materially from the revenue and cash values provided in this press release. Forward-looking information is based upon a number of estimates and assumptions of management, believed but not certain to be reasonable, in light of management's experience and perception of trends, current conditions, and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment; and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct, including preliminary financial expectations regarding the annualized reduction of corporate overhead and SG&A expenses. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, risks related to the timing of adult-use legislation in markets where the Company currently operates; current and future market conditions, including the market price of the subordinate voting shares of the Company; risks related to the COVID-19 pandemic; federal, state, local, and foreign government laws, rules, and regulations, including federal and state laws in the United States relating to cannabis operations in the United States; limited operating history; changes in laws, regulations, and guidelines; operational, regulatory and other risks; execution of business strategy; management of growth; difficulty to forecast; conflicts of interest; risks inherent in an agricultural business; liquidity and additional financing; and risk factors set out in the Company's listing statement dated March 19, 2019, filed with the Canadian securities regulators and available under the Company's profile on SEDAR at www.sedar.com and in the Company’s amended registration statement on Form 10, filed January 20, 2021 on EDGAR with the U.S. Securities and Exchange Commission.

The statements in this press release are made as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking information, whether as a result of new information, future events or results, or otherwise, other than as required by applicable securities laws.

Supplemental Information

The financial information reported in this press release is based on audited financial statements for the fiscal years ended December 31, 2019, and December 31, 2020. All financial information contained in this press release is qualified in its entirety with reference to such financial statements. To the extent that the financial information contained in this press release is inconsistent with the information contained in the Company’s audited financial statements, the financial information contained in this press release shall be deemed to be modified or superseded by the Company’s audited financial statements. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation for purposes of applicable securities laws.

VIREO HEALTH INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2020 AND 2019

	December 31,	December 31,
(Amounts Expressed in United States Dollars, Except for Share Amounts)	2020	2019
Assets
Current assets:
Cash	$25,513,180	$7,641,673
Restricted cash	1,592,500	1,592,500
Accounts receivable, net of allowance for doubtful accounts of $132,490 and $278,309, respectively	696,994	1,025,963
Inventory	12,644,895	14,671,576
Prepayments and other current assets	1,552,278	2,285,548
Notes receivable	293,700	-
Deferred acquisition costs	28,136	28,136
Assets Held for Sale	4,596,445	-
Deferred financing costs	120,266	-
Total current assets	47,038,394	27,245,396
Property and equipment, net	30,566,259	34,544,127
Operating lease, right-of-use asset	8,163,844	7,306,820
Notes receivable, long-term	3,750,000
Intangible assets, net	8,409,419	9,001,237
Goodwill	3,132,491	3,132,491
Deposits	1,412,124	2,651,366
Deferred Loss on Sale Leaseback	-	30,481
Deferred tax assets	157,000	1,520,000
Total assets	$102,629,531	$85,431,918
Liabilities
Current liabilities
Accounts Payable and Accrued liabilities	13,477,303	3,137,086
Right of use liability	857,294	619,827
Convertible notes, net of issuance costs	900,000	-
Long-Term debt, current portion	1,110,000	-
Liabilities held for sale	3,595,301	-
Total current liabilities	19,939,898	3,756,913
Right-of-use liability	20,343,063	30,929,230
Deferred Income Tax Liability	-	-
Convertible notes, net of issuance costs	-	950,001
Long-Term debt	-	1,110,000
Total liabilities	$40,282,961	$36,746,144

Commitments and contingencies (refer to Note 20)

Stockholders’ equity
Subordinate Voting Shares ($- par value, unlimited shares authorized; 51,062,559 shares issued and outstanding)	-	-
Multiple Voting Shares ($- par value, unlimited shares authorized; 554,128 shares issued and outstanding)	-	-
Super Voting Shares ($- par value; unlimited shares authorized; 65,411 shares issued and outstanding, respectively)	-	-
Additional Paid in Capital	164,079,614	127,476,624
Accumulated deficit	(101,733,044)	(78,790,850)
Total stockholders' equity	$62,346,570	$48,685,774
Total liabilities and stockholders' equity	$102,629,531	$85,431,918

VIREO HEALTH INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2020 AND 2019

	December 31,	December 31,
(Amounts Expressed in United States Dollars, Except for Share Amounts)	2020	2019
Revenue	$49,211,329	$29,956,172
Cost of sales
Product costs	31,109,224	21,754,487
Inventory valuation adjustments	974,384	865,405
Gross profit	17,127,721	7,336,280
Operating expenses:
Selling, general and administrative	26,365,182	25,045,229
Stock-based compensation expenses	12,777,474	3,303,297
Depreciation	413,092	491,170
Amortization	615,095	864,230
Total operating expenses	40,170,843	29,703,926

Loss from operations	(23,043,122)	(22,367,646)

Other income (expense):
Impairment of Intangible assets and goodwill	-	(28,264,850)
Loss on sale of property and equipment	(13,800)	-
Gain (Loss) on disposal of assets held for sale	20,253,177	-
Derivative loss	(6,260,480)	-
Interest expenses, net	(5,095,848)	(4,460,331)
Other income (expenses)	7,879	(1,800,485)
Other income (expenses), net	8,890,928	(34,525,666)

Loss before income taxes	(14,152,194)	(56,893,312)

Current income tax expenses	(7,427,000)	(2,231,000)
Deferred income tax recoveries (expense)	(1,363,000)	1,645,000
Net loss and comprehensive loss	(22,942,194)	(57,479,312)
Net loss per share - basic and diluted	$(0.24)	$(0.71)
Weighted average shares used in computation of net loss per share - basic and diluted	97,551,146	80,822,129

VIREO HEALTH INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31, 2020 AND 2019

(Amounts Expressed in United States Dollars, Except for Share Amounts)	Q4 2020	Q4 2019
Revenue	$12,401,615	$8,991,909
Cost of sales
Product costs	6,616,393	7,335,957
Inventory valuation adjustments	489,814	343,179
Gross profit	5,295,408	1,312,773
Operating expenses:
Selling, general and administrative	6,687,250	9,192,976
Stock-based compensation expenses	532,062	2,616,429
Depreciation	152,367	80,993
Amortization	153,358	(648,545)
Total operating expenses	7,525,037	11,241,853

Loss from operations	(2,229,629)	(9,929,080)

Other income (expense):
Impairment of Intangible assets and goodwill	-	(28,264,850)
Gain (Loss) on disposal of assets held for sale	3,815,548	-
Derivative loss	(1,227,943)	-
Interest expenses, net	(846,758)	(1,628,867)
Other expenses (income)	212,940	(263,517)
Other expenses (income), net	1,953,787	(30,157,234)

Loss before income taxes	(275,842)	(40,086,314)

Current income tax expenses	(2,852,000)	(1,301,000)
Deferred income tax recoveries (expense)	862,000	1,893,000
Net loss and comprehensive loss	(2,265,842)	(39,494,314)
Net loss per share - basic and diluted	$(0.02)	$(0.46)
Weighted average shares used in computation of net loss per share - basic and diluted	103,862,278	85,243,627

VIREO HEALTH INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2020 AND 2019

	December 31,	December 31,
(Amounts Expressed in United States Dollars, Except for Share Amounts)	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(22,942,194)	$(57,479,312)
Adjustments to reconcile net loss to net cash used in operating activities:
Inventory valuation adjustments	974,384	865,405
Depreciation	413,092	491,170
Depreciation capitalized into inventory	2,067,991	1,755,809
Non-cash operating lease expense	1,243,047	877,514
Amortization of intangible assets	615,095	864,230
Share-based payments	12,777,474	3,303,297
Impairment of goodwill	-	8,538,414
Impairment of intangible assets	-	19,726,436
Gain/loss	-	19,330
Deferred income tax	1,363,000	(1,645,000)
Deferred Gain/Loss Sale Leaseback	30,481	-
Accrued interest	-	9,861
Acquisition costs	-	739,880
Accretion	544,492	501,540
Loss on Sale of Property and Equipment	13,800	-
Derivative Loss	6,260,480	-
Loss on disposal of business HG	272,723	-
Gain on disposal of PDS	(3,402,794)	-
Gain on disposal of business MWH	(7,038)	-
Gain on disposal of business PAMS	(17,116,068)	-
Change in operating assets and liabilities:
Accounts Receivable	(396,974)	1,478,191
Prepaid expenses	462,083	(1,315,536)
Inventory	(2,661,090)	(6,834,419)
Accounts payable and accrued liabilities	8,680,476	421,346
Deferred acquisition costs	-	775,000
Change in assets and liabilities held for sale	(124,843)	-
Net cash used in operating activities	$(10,932,383)	$(26,906,844)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from Sale of PPE	$-	$1,000,257
PP&E Additions	(8,449,097)	(7,690,753)
Proceeds from sale of PAMS net of cash	16,408,411	-
Proceeds from sale of HG net of cash	(17,945)	-
Proceeds from sale of PDS	4,745,294	-
Acquisition of High Gardens	-	(250,000)
Acquisition of Silver Fox	-	(1,924,305)
Acquisition of Mayflower	-	(1,045,207)
Acquisition of XAAS Agro	-	(918,501)
Acquisition of Midwest Hemp	-	(12,229)
Acquisition of Elephant Head	-	(10,159,493)
Deposits	249,008	(214,470)
Net cash provided by (used in) investing activities	$12,935,671	$(21,214,701)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares	$7,613,490	$48,213,438
Deferred financing costs	(120,266)	-
Proceeds from long-term debt	-	100,000
Proceeds from warrant exercises	9,857,498	-
Proceeds from option exercises	94,050	-
Lease payments	(1,576,553)	(581,830)
Net cash provided by financing activities	$15,868,219	$47,731,608

Net change in cash and restricted cash	$17,871,507	$(389,937)

Cash and restricted cash, beginning of year	$9,234,173	$9,624,110

Cash and restricted cash, end of year	$27,105,680	$9,234,173

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are non-GAAP measures and do not have standardized definitions under GAAP. The following information provides reconciliations of the supplemental non- GAAP financial measures, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided the non- GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non- GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believe that the supplemental non- GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. These supplemental non- GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income (loss)	$(2,265,842)	$(39,494,314)	$(22,942,194)	$(57,479,312)
Interest expense, net	846,758	1,628,867	5,095,848	4,460,331
Income taxes	1,990,000	(592,000)	8,790,000	586,000
Depreciation & Amortization	305,725	(567,552)	1,028,187	1,355,400
Depreciation included in cost of goods sold	304,123	508,436	2,067,991	1,755,809
EBITDA (non-GAAP)	$1,180,764	$(38,516,563)	$(5,960,168)	$(49,321,772)
Derivative Loss	1,227,943	-	6,260,480	-
Inventory adjustment	489,814	343,179	974,384	865,405
Share-based compensation	532,062	2,616,429	12,777,474	3,303,297
Severance Expense	-	-	339,997	-
Impairment of intangible assets and goodwill	-	28,264,850	-	28,264,850
Gain on sale of discontinued operations	(3,815,548)	-	(20,253,177)	-
Costs associated with IFRS to GAAP transition	497,617	-	630,282	-
Adjusted EBITDA (non-GAAP)	$112,652	$(7,292,105)	$(5,230,728)	$(16,888,220)